UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2014

Wayne Savings Bancshares, Inc.
(Exact name of registrant specified in its charter)
Delaware	000-23433	31-1557791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 North Market Street Wooster, Ohio		44691
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(330) 264-5767

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03	Amendment of Bylaws

At a meeting on March 27, 2014 the Board of Directors amended the Bylaws of Wayne Savings Bancshares, Inc., eliminating in its entirety section 11 of Article II. The text of Article II, section 11 of the Bylaws is contained in Exhibit 3.2.1 of the Form 8-K Current Report filed by Wayne Savings Bancshares, Inc. with the SEC on September 30, 2013. As a result of the elimination of Article II, section 11, the copy of the Bylaws included as Exhibit 3.2 to the Form 10-Q Quarterly Report filed by Wayne Savings Bancshares, Inc. with the SEC on August 9, 2013 is a current and complete copy of the Bylaws.

Item 9.01(d)	Exhibits

Exhibit Number	Description

3.2	Bylaws of Wayne Savings Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2 of the Form 10-Q for the period ended June 30, 2013, filed with the SEC on August 9, 2013)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wayne Savings Bancshares, Inc.

Date: March 28, 2014	/s/ H. Stewart Fitz Gibbon III
H. Stewart Fitz Gibbon III
Executive Vice President
Chief Operating Officer
Chief Risk Officer
Secretary and Treasurer